   As filed with the Securities and Exchange Commission on October 28, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NETWORK SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                           52-1146119

------------------------------------------                     --------------------------------
     (State or other jurisdiction of                                  (I.R.S. Employer
       incorporation or organization)                                Identification No.)

       505 Huntmar Park Drive
               Herndon, VA                                                   20170

------------------------------------------                     --------------------------------
(Address of Principal Executive Offices)                                   (Zip Code)

                NETWORK SOLUTIONS, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                                                        Copy to:
               JAMES P. RUTT                                        JONATHAN W. EMERY
          Network Solutions, Inc.                                Network Solutions, Inc.
          505 Huntmar Park Drive                                 505 Huntmar Park Drive
           Herndon, VA 20170                                      Herndon, VA 20170
              (703) 742-0400                                         (703) 742-0400

------------------------------------------                     --------------------------------
   (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
        Title of               Amount to be             Proposed                      Proposed                  Amount of
       Securities              Registered (1)       Maximum Offering                   Maximum                Registration
    to be Registered                               Price per Share (2)      Aggregate Offering Price (2)         Fee (3)
----------------------------------------------------------------------------------------------------------------------------
   Common Stock                659,808 shares            $91.44                     $60,156,040                $16,723.38
  par value $.001 under
1996 Stock Incentive Plan

----------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to General Instruction E on Form S-8. This amount covers shares of the Registrant's Common Stock which became issuable pursuant to an evergreen provision under the Network Solutions, Inc. 1996 Stock Incentive Plan. This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Network Solutions, Inc. 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock, including shares of the Registrant's Common Stock which became issuable pursuant to a two-for-one stock split effected in the form of a dividend on the Registrant's Common Stock, which was paid on March 23, 1999.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on October 22, 1999.

(3) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "1933 Act").

                               -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.

--------------------------------------------------------------------------------
             INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E
                                   TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on February 9, 1998 (File No. 333-45873) is hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), filed with the Commission on March 30, 1999 and Quarterly Report on Form 10-Q for the period ending June 30, 1999, filed with the Commission on August 16, 1999.

          (2) The Registrant's registration statement on Form 8-A (File No. 000-22967), filed with the Commission on August 8, 1997 and Form 8-A/A (File No. 000-22967), filed with the Commission on June 16, 1999, including the description of Registrant's Common Stock stated therein.

          (3) The Registrant's Current Reports on Form 8-K filed with the Commission on October 9, 1998, November 20, 1998, January 15, 1999, February 9, 1999, February 11, 1999 and October 6, 1999.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                INDEX TO EXHIBITS

Exhibit Number                                  Exhibit
--------------                                  -------
 5                       Opinion regarding legality of securities to be offered.

23.1                     Consent of PricewaterhouseCoopers LLP.

23.2                     Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5).

24                       Power of Attorney (see page 3).

99.1                     Networks Solution, Inc. 1996 Stock Incentive Plan, as amended and restated effective July 7, 1997. (Incorporated by reference to Exhibit
                         10.4 to Registrant's Registration Statement on Form S-1, No.
                         333-30705).

99.2                     Network Solutions, Inc. 1996 Stock Incentive Plan Form of Nonstatutory
                         Stock Option Agreement. (Incorporated by reference to Exhibit 10.4 to
                         Registrant's Registration Statement on Form S-1, No. 333-30705).

99.3                     Network Solutions, Inc. 1996 Stock Incentive Plan Form of Incentive
                         Stock Option Agreement. (Incorporated by reference to Exhibit 10.4 to
                         Registrant's Registration Statement on Form S-1, No. 333-30705).

--------

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on October 27, 1999.

                                        NETWORK SOLUTIONS, INC.

                                        By  /s/ J. P. RUTT
                                          --------------------------------------
                                                       James P. Rutt
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rutt and Jonathan W. Emery, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Name                                                 Title                                        Date
        ----                                                 -----                                        ----

/s/ J. P. RUTT
-------------------------                    Chief Executive Officer and Director                   October 27, 1999
     James P. Rutt


/s/ MICHAEL A. DANIELS
-------------------------                    Chairman of the Board                                  October 27, 1999
  Michael A. Daniels


/s/ ROBERT J. KORZENIEWSKI
--------------------------                   Chief Financial Officer (Principal Financial           October 27, 1999
Robert J. Korzeniewski                       Officer)


/s/ MICHAEL VOSLOW
-------------------------                    Vice President, Finance and Treasurer (Principal       October 27, 1999
   Michael G. Voslow                         Accounting Officer)



/s/ ALAN BARATZ
-------------------------                    Director                           October 27, 1999
  Alan Baratz

/s/ J. R. BEYSTER
-------------------------                    Director                           October 27, 1999
  J. Robert Beyster

/s/ CRAIG FIELDS
-------------------------                    Director                           October 27, 1999
   Craig I. Fields

/s/ JOHN E. GLANCY
-------------------------                    Director                           October 27, 1999
   John E. Glancy

/s/ J. D. HEIPT
-------------------------                    Director                           October 27, 1999
   J. Dennis Heipt

/s/ W. A. ROPER
-------------------------                    Director                           October 27, 1999
William A. Roper, Jr.

/s/ STRATTON D. SCLAVOS
-------------------------                    Director                           October 27, 1999
 Stratton D. Sclavos

/s/ DONALD N. TELAGE
-------------------------                    Director                           October 27, 1999
  Donald N. Telage

                                INDEX TO EXHIBITS

Exhibit
Number         Exhibit
------         -------
 5             Opinion regarding legality of securities to be offered.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5).

24             Power of Attorney (see page 3).

99.1* Network Solutions, Inc. 1996 Stock Incentive Plan, as amended and restated effective July 7, 1997 (the "Network Solutions, Inc.
               1996 Stock Incentive Plan").

99.2*          Network Solutions, Inc. 1996 Stock Incentive Plan Form of Nonstatutory
               Stock Option Agreement.

99.3*          Network Solutions, Inc. 1996 Stock Incentive Plan Form of Incentive
               Stock Option Agreement.

* Incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form S-1, No. 333-30705.